SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2006

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	08701
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

                                (Former Name or former Address, if Changed Since Last Report)

Item 8.01- Other Events

On December 20, 2006, the board of directors of Hotel Outsource Management International, Inc. resolved, by unanimous written consent, to increase the size of the board of directors from six to eight, and to nominate the following directors to serve for a term of one year: Avraham Bahry; Jules Polak; Jacob Ronnel; Ariel Almog; Yaacov Faigenbaum; Yoav Ronen; Philippe Schwartz; and Uri Kellner. This slate of nominees will be voted upon at the 2007 annual meeting of shareholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

December 20, 2006	Hotel Outsource Management International, Inc.

/s/Jacob Ronnel
Name: Jacob Ronnel
Title: President and Chief Executive Office